Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

Apollo Global Management, LLC Pro Forma:

Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition as of June 30, 2011	F-44

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the six months ended June 30, 2011	F-45

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended December 31, 2010	F-46

Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F-47

Exhibit 99.3

PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

A subsidiary of Apollo Global Management, LLC (together with its subsidiaries, “Apollo” or the “Company”) entered into an Amended and Restated Interest Purchase Agreement (the “Agreement”) with Gulf Stream Asset Management Class B, LLC and Mark Mahoney (collectively, the “Sellers”), dated as of October 21, 2011, to acquire 100% of the membership interests of Gulf Stream Asset Management, LLC (“Gulf Stream”) for total consideration of approximately $33.6 million. The accompanying unaudited pro forma condensed combined consolidated financial statements have been prepared by Apollo to reflect its completed acquisition of Gulf Stream.

The unaudited pro forma condensed combined consolidated statements of operations and explanatory notes of Apollo set forth below for the year ended December 31, 2010 and for the six months ended June 30, 2011 give effect to the acquisition of Gulf Stream, accounted for as a purchase business combination, as if the acquisition occurred on January 1, 2010.

The unaudited pro forma condensed combined consolidated statement of financial condition as of June 30, 2011 set forth below gives effect to the acquisition of Gulf Stream as if the transaction was consummated at June 30, 2011.

The unaudited pro forma condensed combined consolidated statements of operations are provided for informational purposes only and do not purport to reflect the results of Apollo’s operations had the transaction actually been consummated on January 1, 2010. We have made, in our opinion, all adjustments that are necessary to present fairly the pro forma financial data. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Apollo and Gulf Stream filed consolidated income tax returns during the periods presented.

The purchase accounting adjustments reflected in these unaudited pro forma condensed combined consolidated financial statements are based on estimates and assumptions and therefore are subject to revision. Gulf Stream’s financial statement balances as of the October 24, 2011 closing may be significantly different than the June 30, 2011 balances used solely for the purposes of developing this pro forma information. In addition, as management receives additional information its analysis of the fair value measurements of certain acquired assets and assumed liabilities could be materially different.

APOLLO GLOBAL MANAGEMENT, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

June 30, 2011

(dollars in thousands)

(unaudited)

	Historical
	Apollo	Gulf Stream	Pro Forma Adjustments		Combined Apollo Pro Forma
Assets:
Cash and cash equivalents	$837,040	$501	$(30,156	)(a),(b),(f)	$807,385
Cash and cash equivalents held at Consolidated Funds	46	—	—		46
Restricted cash	7,218	—	—		7,218
Investments	2,181,439	—	—		2,181,439
Assets of consolidated variable interest entities
Cash and cash equivalents	194,972	100,288	—		295,260
Investments, at fair value	1,070,125	2,267,906	—		3,338,031
Other assets	17,877	12,221	—		30,098
Carried interest receivable	2,201,009	—	—		2,201,009
Due from affiliates	133,569	383	—		133,952
Fixed assets, net	50,500	97	(97	)(b)	50,500
Deferred tax assets	566,843	—	—		566,843
Other assets	23,258	95	(72	)(b),(f)	23,281
Goodwill	48,894	—	4,025	(a)	52,919
Intangible assets, net	56,937	—	32,400	(a)	89,337

Total Assets	$7,389,727	$2,381,491	$6,100		$9,777,318

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$28,036	$266	$884	(b),(i)	$29,186
Accrued compensation and benefits	71,955	1,228	(1,228	)(b)	71,955
Deferred revenue	241,603	—	—		241,603
Due to affiliates	468,388	—	4,700	(a)	473,088
Profit sharing payable	836,543	—	—		836,543
Debt	738,784	900	(900	)(a),(b)	738,784
Subordinated Note	—	6,555	(6,555	)(a),(b)	—
Liabilities of consolidated variable interest entities
Debt, at fair value	1,174,568	2,107,705	—		3,282,273
Other liabilities	98,410	77,440	—		175,850
Other liabilities	26,396		3,958	(a)	30,354

Total Liabilities	3,684,683	2,194,094	859		5,879,636

Shareholders’ Equity:
Class A and Class B shares	—	—	—		—
Additional paid in capital	2,757,158	(13,899)	13,899	(j)	2,757,158
(Accumulated deficit) Retained earnings	(1,959,696)	7,508	(7,896	)(j)	(1,960,084)
Appropriated partners’ capital	1,728	—	193,788	(j)	195,516
Accumulated other comprehensive loss	(1,247)	—	—		(1,247)

Total Apollo Global Management shareholders’ equity	797,943	(6,391)	199,791		991,343
Non-Controlling Interests in consolidated entities	1,774,151	193,788	(193,788	)(j)	1,774,151
Non-Controlling Interests in Apollo Operating Group	1,132,950	—	(762	)(j)	1,132,188

Total Shareholders’ Equity	3,705,044	187,397	5,241		3,897,682

Total Liabilities and Shareholders’ Equity	$7,389,727	$2,381,491	$6,100		$9,777,318

See notes to unaudited pro forma condensed combined consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2011

(dollars in thousands, except share data)

(unaudited)

	Historical
	Apollo	Gulf Stream	Pro Forma Adjustments		Combined Apollo Pro Forma
Revenues:
Advisory and transaction fees from affiliates	$42,972	$—	$—		$42,972
Management fees from affiliates	239,337	2,013	—		241,350
Carried interest income from affiliates	722,909	—	438	(d)	723,347

Total Revenues	1,005,218	2,013	438		1,007,669
Expenses:
Compensation and benefits:
Equity-based compensation	570,965	—	—		570,965
Salary, bonus and benefits	136,355	3,876	(3,109	)(c),(g)	137,122
Profit sharing expense	287,818	—	—		287,818
Incentive fee compensation	6,565	—	—		6,565

Total Compensation and Benefits	1,001,703	3,876	(3,109)		1,002,470
Interest expense	21,209	395	(395	)(c)	21,209
Professional fees	30,353	348	267	(c)	30,968
General, administrative and other	39,109	354	—		39,463
Placement fees	1,114	—	—		1,114
Occupancy	15,151	141	—		15,292
Depreciation and amortization	12,948	29	4,235	(e)	17,212

Total Expenses	1,121,587	5,143	998		1,127,728
Other Income:
Net gains from investment activities	221,240	—	—		221,240
Net gains (losses) from investment activities of consolidated VIEs	4,719	(67,905)	(302	)(h)	(63,488)
Income from equity method investments	27,196	—	—		27,196
Interest income	870	—	—		870
Other income (loss), net	21,174	(127)	(186	)(c),(d)	20,861

Total Other Income (loss)	275,199	(68,032)	(488)		206,679
Income (loss) before income tax provision	158,830	(71,162)	(1,048)		86,620
Income tax provision	(12,370)	—	(375	)(l)	(12,745)

Net Income (Loss)	146,460	(71,162)	(1,423)		73,875
Net (income) loss attributable to Non-Controlling Interests	(159,293)	73,480	(474	)(k)	(86,287)

Net Income (Loss) Attributable to Apollo Global Management (Gulf Stream unaudited amounts are not adjusted for Apollo Operating Group non-controlling interest)	$(12,833)	$2,318	$(1,897)		$(12,412)

Net Loss Per Class A Share:
Net Loss Per Class A Share - Basic and Diluted	$(0.19)				$(0.18)

Weighted Average Number of Class A Shares – Basic and Diluted	109,652,330				109,652,330

See notes to unaudited pro forma condensed combined consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

Year Ended December 31, 2010

(dollars in thousands, except share data)

(unaudited)

	Historical
	Apollo	Gulf Stream	Pro Forma Adjustments		Combined Apollo Pro Forma
Revenues:
Advisory and transaction fees from affiliates	$79,782	$—	$—		$79,782
Management fees from affiliates	431,096	5,759	—		436,855
Carried interest income from affiliates	1,599,020	—	—		1,599,020

Total Revenues	2,109,898	5,759	—		2,115,657
Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	—	—		1,118,412
Salary, bonus and benefits	249,571	11,219	(9,685	)(c),(g)	251,105
Profit sharing expense	555,225	—	—		555,225
Incentive fee compensation	20,142	—	—		20,142

Total Compensation and Benefits	1,943,350	11,219	(9,685)		1,944,884
Interest expense	35,436	167	(167	)(c)	35,436
Professional fees	61,919	438	618	(c)	62,975
General, administrative and other	65,107	711	—		65,818
Placement fees	4,258	—	—		4,258
Occupancy	23,067	250	—		23,317
Depreciation and amortization	24,249	58	8,470	(e)	32,777

Total Expenses	2,157,386	12,843	(764)		2,169,465
Other Income:
Net gains from investment activities	367,871	—	—		367,871
Net gains from investment activities of consolidated VIEs	48,206	17,847	(1,043	)(h)	65,010
Income from equity method investments	69,812	—	—		69,812
Interest income	1,528	—	—		1,528
Other income (loss), net	195,032	61	(70	)(c),(d)	195,023

Total Other Income (loss)	682,449	17,908	(1,113)		699,244
Income before income tax provision	634,961	10,824	(349)		645,436
Income tax provision	(91,737)	—	(1,179	)(l)	(92,916)

Net Income	543,224	10,824	(1,528)		552,520
Net income attributable to Non-Controlling Interests	(448,607)	(2,449)	(5,544	)(k)	(456,600)

Net Income (Loss) Attributable to Apollo Global Management (Gulf Stream audited amounts are not adjusted for Apollo Operating Group non-controlling interest)	$94,617	$8,375	$(7,072)		$95,920

Net Income Per Class A Share:
Net Income Per Class A Share - Basic and Diluted	$0.83				$0.84

Weighted Average Number of Class A Shares – Basic and Diluted	96,964,769				96,964,769

See notes to unaudited pro forma condensed combined consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated statement of financial condition as of June 30, 2011 illustrates the effect of the acquisition as if it had been completed on June 30, 2011 and includes all adjustments relating to the events that are directly attributable to the acquisition and that are factually supportable. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2011 and fiscal year ended December 31, 2010, illustrates the effect of the acquisition as if it was completed on January 1, 2010, and includes all adjustments relating to the events that are directly attributable to the acquisition, as long as the impact of such events are expected to continue and are factually supportable. This unaudited pro forma condensed combined consolidated financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma financial information;

•

The historical audited consolidated financial statements and related notes thereto and management’s discussion and analysis of financial condition and results of operations of Apollo as of and for the year ended December 31, 2010 contained in its form S-1 filed with the Securities and Exchange Commission on March 30, 2011.

•

The historical unaudited consolidated financial statements of Apollo as of and for the six months ended June 30, 2011 contained in its form 10-Q filed with the Securities and Exchange Commission on August 10, 2011.

•

The historical audited consolidated financial statements of Gulf Stream, prepared in accordance with accounting principles generally accepted in the United States for the year ended December 31, 2010, which are included in this document.

•

The historical unaudited consolidated financial statements of Gulf Stream, prepared in accordance with accounting principles generally accepted in the United States for the six months ended June 30, 2011 and 2010, which are included in this document.

Apollo’s estimated purchase price for Gulf Stream has been allocated to the assets acquired and the liabilities assumed based upon management’s estimate of their respective fair values as of the date of acquisition.

The following additional assumptions were made in deriving Apollo’s unaudited pro forma condensed combined consolidated financial statements:

•

The estimated fair value of the Company’s intangible asset related to management contracts as of June 30, 2011 is based on the fair value of Gulf Stream’s finite-life management contracts, which consist of senior, subordinated and incentive fees related to Gulf Stream’s CLO vehicles.

•

The fair value of contingent obligations to make future payments to the Sellers based on the levels of incentive management fees received approximates the Company’s estimated fair value of this obligation at June 30, 2011.

•	Apollo’s estimated combined statutory tax rate for 2010 and 2011 is 44%. See Note 2 (l).

Certain reclassifications and adjustments have been made to Gulf Stream’s historical balances in the unaudited pro forma condensed combined consolidated financial statements to conform to Apollo’s presentation and accounting policies. The most significant reclassification is related to Apollo’s carried interest revenue recognition policy as further explained in note 2(d) to the pro forma financial information.

In connection with the Gulf Stream acquisition, the Company also entered into a Transition Service Agreement (“the TSA”), dated as of October 24, 2011, with GSAM Residuals LLC (“GSAM”), whereby GSAM will facilitate the transition of certain operational functions for Gulf Stream until December 31, 2011. Total related expense the Company has incurred in connection with services provided by GSAM under the TSA is $23.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

2.	Purchase Price and Pro Forma Adjustments

(a)	The following is a summary of the estimated fair values of assets acquired and liabilities assumed in this acquisition as reflected in the Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition as of June 30, 2011:

Purchase price components:
Cash consideration transferred	$22,919
Repayment of debt	6,713

Total consideration transferred	$29,632

Net assets acquired:
Management Fees Receivable	$1,865

Total tangible assets acquired	1,865

Intangible assets acquired:
Senior fees	6,400
Subordinate fees	14,500
Incentive fees	11,500

Total intangible assets acquired	32,400

Liabilities assumed:
Contingent obligation	4,700
Present value of deferred consideration	3,958

Total Liabilities assumed	8,658

Total net assets acquired	$25,607

Goodwill	4,025

Total purchase price	$29,632

The purchase price allocation resulted in $4.0 million of goodwill in the Unaudited Pro Forma Condensed Combined Consolidated Statements of Financial Condition of the Company as of June 30, 2011. Purchase price consisted of approximately $29.6 million of upfront cash consideration of which $6.7 million was used to repay subordinated notes and debt due to the existing shareholder on behalf of Gulf Stream.

Additionally, the Company assumed a liability of $4.0 million of deferred consideration to the Seller, due in cash fourteen months after the closing date of the transaction which was discounted to present time value using one year U.S. dollar AA financing rate of 0.92%. Deferred consideration is not subject to any contingencies.

The details of the pro forma adjustments for cash and cash equivalents, due to affiliates, other liabilities, debt and subordinate notes, respectively are provided below.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

	June 30, 2011
Cash and cash equivalents
Excluded assets	$(501	)(b)
Cash paid	(29,632)
TSA expenses paid	(23	)(f)

Total Pro Forma Adjustment	$(30,156)

	Other Liabilities		Due to Affiliates		Total
Deferred consideration, at fair value	$1,810		$2,148		$3,958
Carried interest income sharing contingent obligation	2,148		2,552		$4,700

Total Pro Forma Adjustment	$3,958		$4,700		$8,658

	Debt		Subordinated Note		Total
Excluded liabilities – debt paid off prior to closing	$(297	)(b)	$(445	)(b)	$(742)
Purchase price – repayment of debt at closing	(603)		(6,110)		(6,713)

Total Pro Forma Adjustment	$(900)		$(6,555)		$(7,455)

(b)	In accordance with the Agreement, certain assets and liabilities arising from contractual arrangements other than management contracts with the CLO Vehicles were excluded from the transaction and considered to be Excluded Assets and Excluded Liabilities as defined in the Agreement. Additionally, debt and subordinated note repaid by the Sellers prior to the closing are also included within Excluded Liabilities. The Excluded Assets and Excluded Liabilities are as follows:

June 30, 2011
Assets
Cash and cash equivalents	$(501)
Fixed assets, net	(97)
Other assets	(95)

Total Excluded Assets	$(693)

Liabilities
Accounts payable and other accrued expenses	$(266)
Accrued compensation and benefits	(1,228)
Debt	(297)
Subordinated Note	(445)

Total Excluded Liabilities	$(2,236)

The pro forma adjustment details for other assets and accounts payable are provided below

June 30, 2011
Other assets
Excluded assets	$(95)
TSA payment	23 (f)

Total Pro Forma Adjustment	$(72)

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

	June 30, 2011
Accounts payable and accrued expenses
Excluded liabilities	$(266)
Transaction cost	1,150	(i)

Total Pro Forma Adjustment	$884

(c)	Reflects compensation expense, interest expense and other income (loss) that are not expected to recur due to termination of certain contractual arrangements as part of the closing of the acquisition. Also reflects additional recurring professional expenses incurred as a result of the acquisition.

The pro forma adjustment details for salary, bonus and benefits and other income (loss) are provided below.

	Six Months Ended June 30, 2011		Year Ended December 31, 2010

Salary, bonus and benefits
Expenses not expected to recur	$(3,876)		$(11,219)
New compensation agreements	767	(g)	1,534	(g)

Total Pro Forma Adjustment	$(3,109)		$(9,685)

Other income (loss), net
Expenses not expected to recur	$127		$(61)
Carried interest income sharing expenses	(313	)(d)	(9	)(d)

Total Pro Forma Adjustment	$(186)		$(70)

(d)	Reflects adjustments to the Gulf Stream historical financial statements to conform to Apollo’s revenue recognition policy. In accordance with US GAAP guidance on accounting for management fees based on formula, investment advisors may recognize performance-based fee income (i.e., carried interest income) using one of two revenue recognition methods. In accordance with Method I, performance based income is recognized upon realizations whereas under Method II, performance based fee income is based on an assumed liquidation of the fund’s net assets on the reporting date and distribution of the net proceeds in accordance with the fund’s income allocation provisions. These two methods of revenue recognition result in timing differences of when carried interest income is recognized. Apollo recognizes carried interest income based on Method II and Gulf Stream recognizes carried interest income based on Method I. As such, the Condensed Combined Consolidated Statement of Operations of Gulf Stream was adjusted to conform to Apollo’s accounting policy and presentation. In addition, Gulf Stream is required to pay the Sellers a certain percentage of these carried interests upon realization based on a profit sharing arrangement.

Carried interest income from consolidated CLOs of $1.1 million and $0.05 million were recorded as an adjustment to the amounts attributable to consolidated CLOs in the pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2011 and year ended December 31, 2010, respectively. Additionally, carried interest income from unconsolidated CLOs of $0.4 million and $0 were recorded as additional carried interest income in the pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2011 and year ended December 31, 2010, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

The corresponding amounts of carried interest sharing expenses due to the Sellers of $300 and $9 were recorded within other income (loss) in the pro forma condensed combined consolidated statements of operations for the six months end June 30, 2011 and year ended December 31, 2010, respectively.

Pro forma adjustments related to carried interest recognition under Method II and the related carried interest sharing amounts due to the Sellers are summarized below.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010

Carried interest income from unconsolidated CLOs	$438	$—
Carried interest income from consolidated CLOs – adjustment to net income attributable to non-controlling interests	1,127	45
Carried interest income sharing expense due to the Sellers	(313)	(9)

Total	$1,252	$36

(e)	Reflects amortization expenses related to the estimated intangible assets recognized in connection with the acquisition described in (a) above. As of June 30, 2011, the estimated fair value of Gulf Stream’s intangible assets is $32.4 million. The Company has determined to use accelerated amortization method for its intangible assets arising from senior fee and subordinate fee revenues of Gulf Stream based on the projected cash flows from anticipated repayments of underlying loans in the future years. For intangible assets arising from carried interest revenue stream of Gulf Stream, the Company has determined to use straight-line amortization method given the uncertain timing of carried interest revenue related cash flows. The amortization expense related to these intangible assets included in the unaudited pro forma condensed combined consolidated statements of operations are as follows:

	Estimated intangible assets acquired	Estimated weighted average remaining useful lives	Amortization Expense
			Six Months Ended June 30, 2011	Year Ended December 31, 2010

		(in years)
Intangible asset class
Senior Fees	$6,400	2.7	$1,050	$2,101
Subordinate Fees	14,500	2.7	2,116	4,231
Incentive Fees	11,500	5.5	1,069	2,138

Total intangible assets	$32,400		$4,235	$8,470

(f)	Represents $23 of expenses prepaid to the Sellers in accordance with the TSA. This amount was paid on the closing date to the Sellers and recognized as deferred cost in the pro forma condensed combined consolidated statement of financial condition.
(g)	Represents accrual of employee compensation expenses, including base salary, bonus and other benefits to be incurred by Apollo in accordance with the compensation agreements entered into with the key management personnel of Gulf Stream as part of the Gulf Stream acquisition.
(h)

On October 21, 2011 the Company and Gulf Stream entered into Settlement and Fee Agreement with Tetragon Financial Group Master Fund Limited (“Tetragon”), subordinated note holder of Gulf Stream Sextant CLO 2006-1, Ltd. (“Sextant CLO 2006-1”), whereby Gulf Stream agreed to rebate to Tetragon 30% of all senior, subordinated and incentive management fees payable by

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

Sextant CLO 2006-1 to Gulf Stream in exchange for the CLO consent to the closing. Due to the fact that Sextant CLO 2006-1 is consolidated by Gulf Stream, the agreement resulted in the increase in the amounts of non-eliminated management fee expenses of consolidated CLOs by $0.3 million and $1.0 million, representing management fee rebates from Gulf Stream to Tetragon for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

(i)	Represents estimated one time transaction costs of $1.2 million directly attributable to the acquisition of Gulf Stream.
(j)	Reflects the adjustments to total shareholders’ equity as follows:

	June 30, 2011
Reversal of historical additional paid in capital of Gulf Stream	$13,899	(1)
Reversal of historical retained earnings of Gulf Stream	(7,508	)(1)
Reversal of historical Non-Controlling Interests in consolidated entities of Gulf Stream	(193,788	)(1)
Apollo’s transaction costs attributable to AGM	(388	)(2)
Apollo’s transaction costs attributable to Non-Controlling Interests in AOG	(762	)(2)
Appropriated Partners’ Capital related to consolidated CLOs	193,788	(3)

Total	$5,241

(1)	Represents the elimination of the historical equity of Gulf Stream.
(2)	Represents additional estimated transaction costs directly attributable to the closing to be expensed as incurred as of the closing date.
(3)	Represents net assets of consolidated CLOs. Such amounts are recorded within Appropriate Partners’ Capital because the CLOs’ debt holders, not Apollo, will ultimately receive the benefits or absorb the losses associated with the CLOs’ assets and liabilities.

(k)	Includes allocation of pro forma net income attributable to Non-Controlling Interests in Apollo Operating Group representing their proportionate share of the pro forma historical results of Gulf Stream and certain other pro forma adjustments calculated based on the ownership percentages of 68.70% and 71.22% for the six months ended June 30, 2011 and year ended December 31, 2010, respectively. Additionally, the Net income (loss) attributable to Non-Controlling Interests pro-forma adjustment, includes the allocation of income from consolidated CLOs. The details of the pro forma adjustments for net income attributable to non-controlling interests are provided below.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010

Net (income) loss attributable to non-controlling interests in Apollo Operating Group	$(1,601)	$(5,589)
Carried interest income from consolidated CLOs – adjustment to net income attributable to non-controlling interests	1,127 (d)	45 (d)

Total Pro Forma Adjustment	$(474)	$(5,544)

(l)	Represents income tax impact of the pro forma historical results of Gulf Stream and certain other pro forma adjustments at the statutory rate in effect during the statement of operation periods.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(Unaudited)

3.	Pro Forma Net (Loss) Income Per Class A Share

The following table sets forth certain historical and pro forma per share financial information for Apollo’s Class A shares:

	Apollo Historical		Apollo Pro Forma
	Year Ended December 31, 2010	Six Months Ended June 30, 2011	Year Ended December 31, 2010	Six Months Ended June 30, 2011
Numerator:
Net income (loss) attributable to Apollo Management, LLC	$94,617	$(12,833)	$95,920	$(12,412)
Dividends declared on Class A shares	(20,453)	(43,426)	(20,453)	(43,426)
Dividend equivalents on participating	(3,662)	(7,964)	(3,662)	(7,964)
Earnings allocable to participating securities	(10,357)	—	(10,531)	—

Net Loss Attributable to Class A	$60,145	$(64,223)	$61,274	$(63,802)

Denominator:
Weighted average number of Class A shares	96,964,769	109,652,330	96,964,769	109,652,330

Net income (loss) per Class A share: Basic and Diluted
Distributable Earnings	0.21	0.40	0.21	0.40
Undistributed income (loss)	0.62	(0.59)	0.63	(0.58)

Net Income (Loss) per Class A Share	$0.83	$(0.19)	$0.84	$(0.18)

*****